===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[_]  Definitive Proxy Statement               RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               CLECO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                Proxy Statement

                                      and

                                   Notice of

                                 Annual Meeting

                                of Shareholders

                                 to be held on

                                 April 27, 2001

                                  [CLECO LOGO]

                                 March 16, 2001

                               Cleco Corporation
                            2030 Donahue Ferry Road
                        Pineville, Louisiana 71360-5226

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

 TIME............... 9:00 a.m., Central time, on Friday, April 27, 2001

 PLACE.............. Louisiana Convention Centre
                     2225 N. MacArthur Drive
                     Alexandria, Louisiana

 ITEMS OF BUSINESS.. (1) To elect three directors who will each serve a three-
                         year term expiring in 2004.
                     (2) To appoint PricewaterhouseCoopers LLP as independent
                         auditors for the year ending December 31, 2001.
                     (3) To approve Articles of Amendment to Cleco's Amended
                         and Restated Articles of Incorporation to increase the amount of authorized common stock and to effect a two-for-one split of Cleco's common stock.
                     (4) To transact any other business that may properly come
                         before the annual meeting or any adjournments or postponements thereof.

 RECORD DATE........ You can vote if you are a shareholder of record as of the close of business on February 26, 2001.

 ANNUAL REPORT...... Our 2000 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

 PROXY VOTING....... It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date and
                     promptly return the enclosed proxy card in the postage-
                     paid envelope. Any proxy may be revoked at any time prior
                     to its exercise at the annual meeting.

                                          /s/ Michael P. Prudhomme
                                                    Michael P. Prudhomme
                                                      Secretary
March 16, 2001

                                PROXY STATEMENT

                               CLECO CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2001

   Cleco Corporation is furnishing you this proxy statement because you are a holder of Cleco common stock or preferred stock. The Cleco board of directors is soliciting proxies for use at the Cleco annual meeting of shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will be held at 9:00 a.m., Central time, on April 27, 2001, at the Louisiana Convention Centre, 2225 N. MacArthur Drive, Alexandria, Louisiana. The voting stock of Cleco consists of shares of common stock and preferred stock, with each share of common stock and preferred stock entitling its owner to one vote. The holders of common stock and preferred stock vote together as a single class, except in the election of directors, where holders of common stock can cumulate their votes. At the annual meeting, holders of record of Cleco voting stock at the close of business on February 26, 2001 will be entitled to vote upon proposals relating to:

  . the election of three directors who will each serve until the annual meeting in 2004;

  . the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2001;

  . the approval of Articles of Amendment to Cleco's Amended and Restated
    Articles of Incorporation to increase the amount of authorized common stock and to effect a two-for-one split of Cleco's common stock; and

  . any other business that may properly come before the meeting.

                               ----------------

   The board of directors recommends that you vote "FOR" the election of the three nominees for director, "FOR" the appointment of PricewaterhouseCoopers LLP as independent auditors and "FOR" the approval of Articles of Amendment to Cleco's Amended and Restated Articles of Incorporation.

                               ----------------

   This proxy statement and the accompanying proxy card are first being mailed on or about March 16, 2001 to record shareholders of Cleco as of February 26, 2001.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
INTRODUCTION..............................................................   3
  General.................................................................   3
  Proxy Solicitation......................................................   3
  Record Date and Voting Rights...........................................   3
  Execution and Revocation of Your Proxy..................................   4
PROPOSAL NUMBER 1--ELECTION OF THREE CLASS I DIRECTORS....................   5
  Class I Directors (nominees to be elected at the 2001 annual meeting;
   terms of office expire in 2004)........................................   5
  Class II Directors (terms of office expire in 2002).....................   6
  Class III Directors (terms of office expire in 2003)....................   6
  Organization of the Board of Directors..................................   6
  Compensation of the Board of Directors..................................   7
  Interests of the Board of Directors.....................................   8
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT............................   9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...........................  10
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................  11
EXECUTIVE COMPENSATION....................................................  12
  General.................................................................  12
  Summary Compensation Table..............................................  12
  Stock Option Plans......................................................  13
  Long-Term Incentive Plan................................................  14
  Retirement Plans........................................................  15
  Employment Agreements and Change in Control.............................  16
  Compensation Committee Report on Executive Compensation.................  18
  Compensation Committee Interlocks and Insider Participation.............  22
  Report of the Audit Committee...........................................  22
  Performance Graph.......................................................  23
PROPOSAL NUMBER 2--APPOINTMENT OF INDEPENDENT AUDITORS....................  24
PROPOSAL NUMBER 3--APPROVAL OF ARTICLES OF AMENDMENT TO THE AMENDED AND
 RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED
 COMMON STOCK AND TO EFFECT A TWO-FOR-ONE SPLIT OF COMMON STOCK...........  25
ANNUAL REPORT.............................................................  27
PROPOSALS BY SHAREHOLDERS.................................................  27
OTHER MATTERS.............................................................  28
APPENDIX A--ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF
 INCORPORATION OF CLECO CORPORATION....................................... A-1
APPENDIX B--AUDIT COMMITTEE CHARTER OF CLECO CORPORATION.................. B-1

                                  INTRODUCTION

General

   This is the proxy statement of Cleco Corporation. Unless the context clearly indicates otherwise or unless otherwise noted, all references in this proxy statement to Cleco Corporation or Cleco include Cleco Corporation and its predecessors.

Proxy Solicitation

   The enclosed proxy is solicited on behalf of the Cleco board of directors to be voted at the annual meeting. The management of Cleco will solicit proxies by mail, telephone, facsimile, the Internet or overnight delivery. Proxies also may be solicited in advertisements and in person by Cleco officers and employees. Cleco has hired Morrow & Company, Inc. to assist in the solicitation of proxies. Morrow's fee is approximately $7,500 plus expenses. Other than Morrow, no specially engaged solicitors will be retained to solicit proxies. Cleco is responsible for the payment of all expenses of the solicitation, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Cleco voting stock.

   All duly executed proxies will be voted in accordance with their instructions. If no instructions are in an executed proxy, the shares represented by such proxy will be voted at the annual meeting or any adjournments or postponements thereof "FOR" each of the proposals and, in the discretion of the persons named in the proxy, on any other business that may properly come before the annual meeting. Management is not aware of any other matters that are likely to be brought before the annual meeting.

   Cleco's principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and Cleco's telephone number is (318) 484-7400.

Record Date and Voting Rights

   Holders of record of outstanding voting stock as of the close of business on February 26, 2001 are entitled to receive notice of and to vote at the annual
meeting. As of February 26, 2001, there were     shares of Cleco preferred
stock outstanding and     shares of Cleco common stock outstanding. As of
February 26, 2001, all officers and directors of Cleco, as a group,
beneficially owned    % of the outstanding shares of Cleco common stock and
   % of the outstanding shares of Cleco preferred stock.

   This proxy provides you with the opportunity to specify your approval or disapproval of, or abstention with respect to, the following proposals:

  . Proposal 1--the election of three directors to serve until the 2004 annual meeting of shareholders;

  . Proposal 2--the appointment of independent auditors for 2001; and

  . Proposal 3--the approval of Articles of Amendment to Cleco's Amended and
    Restated Articles of Incorporation to increase the amount of authorized common stock and to effect a two-for-one split of Cleco's common stock.

   Generally, under Louisiana law and Cleco's Amended and Restated Articles of Incorporation and Bylaws, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote "cast" and is counted neither "for" nor "against" the matter subject to the abstention. However, because a majority of outstanding voting stock is required to adopt the Articles of Amendment described in Proposal 3, an abstention on that proposal would have the same effect as a vote "against" the proposal. Broker non-votes on matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote. Under Louisiana law and the Cleco Bylaws, a quorum is based upon the number of outstanding shares of voting stock, including shares relating to abstentions.

   Election of directors is by plurality of the voting stock, with each holder of Cleco common stock being able to cast as many votes as equal the number of such holder's shares of common stock multiplied by the number of directors to be elected. Each holder of Cleco common stock may cumulate all or any part of these votes for one or more of the nominees. The appointment of the independent auditors will be determined by a majority of the voting stock cast, in person or by proxy, at the annual meeting. The approval of Articles of Amendment to Cleco's Amended and Restated Articles of Incorporation will be determined by a majority of the outstanding voting stock of Cleco.

   The proxy enclosed for record holders of voting stock is for the number of shares registered in your name with Cleco, together with any additional full shares held in your name in the Dividend Reinvestment Plan, or DRIP.

   If you are an employee of Cleco and participate in the Cleco Savings and Investment Plan, you may vote the number of shares of Cleco common stock equivalent to your interest in the Cleco common stock fund as of the close of business on February 26, 2001, the record date for the annual meeting. You also may vote the number of shares of Cleco preferred stock allocated to your account under the plan as of the record date for the annual meeting. Complete and return the proxy card being mailed with this proxy statement. The trustee will vote the shares allocated to your account according to your instructions. If you do not send instructions within the time required, the share equivalents credited to your accounts will not be voted.

   Please call Cleco's office of Shareholder Assistance at 1-800-253-2652 with any questions relating to the proposals to be considered at the annual meeting.

Execution and Revocation of Your Proxy

   Shares represented by proxies properly signed and returned will be voted at the annual meeting in accordance with the shareholder's specifications. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted "FOR" the election of the three nominees for director, "FOR" the appointment of PricewaterhouseCoopers LLP as the independent auditors for 2001, "FOR" the approval of Articles of Amendment to Cleco's Amended and Restated Articles of Incorporation, and in accordance with the recommendations of the Cleco board of directors on any other proposals that may properly come before the annual meeting.

   A shareholder who gives a proxy may revoke it at any time before the proxy is voted at the annual meeting. To revoke a proxy, a written instrument signed in the same manner as the proxy must be delivered to the Secretary of Cleco at or before the annual meeting. Also, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby canceling his or her proxy.

             PROPOSAL NUMBER 1--ELECTION OF THREE CLASS I DIRECTORS

   Cleco's Bylaws provide for the division of Cleco's board of directors into three classes, Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the whole board. Cleco's board of directors currently has a total of ten directors: three are in Class I, three are in Class II (including Mr. Edward M. Simmons, who will retire at the 2001 annual meeting, as discussed below) and four are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The three Class I director positions are proposed for election this year to serve as members of Cleco's board of directors until the annual meeting of shareholders in 2004, or until their successors are elected and qualified.

   The persons named in the accompanying proxy may act with discretionary authority to cumulate the votes attributable to shares of Cleco common stock represented by the proxy and to vote for other nominees upon the unavailability of a named nominee, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The three persons that receive the most votes cast will be elected as directors.

   All of the nominees listed below currently serve as directors of Cleco. Directors who are members of Classes II and III, who are continuing as directors at this time and whose terms of office expire in 2002 and 2003, respectively, are named below and on page 6 of this proxy statement. Mr. Edward
M. Simmons, who has served as a director since 1992 and during the period 1971-1981, will retire from the board of directors effective at the annual meeting of shareholders, since he has reached the retirement age for outside directors specified in Cleco's Bylaws.

   Cleco's board of directors has unanimously approved the nomination of the three nominees for Class I director and recommends that you vote "FOR" the election of the three nominees for Class I director.

   Below is information concerning the three nominees for election as Class I directors at the annual meeting as well as the continuing Class II and Class III directors, including the business experience of each during the past five years.

Class I Directors (nominees to be elected at the 2001 annual meeting; terms of office expire in 2004)

  . Sherian G. Cadoria has served as president of Cadoria Speaker and Consultancy Service since 1992. She retired in 1990 as Brigadier General of the United States Army after a 29-year military career. Ms. Cadoria, who is 61 years old, has been a director of Cleco since 1993 and is a member of the Compensation Committee.

  . Richard B. Crowell has been engaged in the practice of law for more than five years as a member of the law firm of Crowell & Owens. Mr. Crowell, who is 62 years old, has been a director of Cleco since 1997 and is a member of the Audit Committee. He is also a director of Whitney Holding Corporation and Whitney National Bank.

  . David M. Eppler has served as chief executive officer of Cleco since May
    2000, as president since 1999 and as a director since 1998; he had served as chief operating officer from 1997 until May 2000, as executive vice president from 1997 until 1999, as vice president of power supply and energy transmission from 1995 to 1997 and as vice president of finance and chief financial officer from 1993 to 1995. Prior to that time, Mr. Eppler had served as vice president of finance and rates and as treasurer. Mr. Eppler, who is 50 years old, joined Cleco in 1981. Mr. Eppler is a member of the Executive Committee.

Class II Directors (terms of office expire in 2002)

  . Robert T. Ratcliff has been chairman, president and chief executive officer of Ratcliff Construction Company, Inc., a company primarily engaged in the design and construction of industrial, commercial and governmental facilities, since 1975. Mr. Ratcliff, who is 58 years old, has been a director of Cleco since 1993 and is a member of the Audit Committee. He is also a director of Hibernia Corporation and Hibernia National Bank.

  . William H. Walker, Jr. is president and a director of Howard, Weil,
    Labouisse, Friedrichs Inc., an investment banking firm, and has served in such positions for more than five years. Mr. Walker, who is 55 years old, has been a director of Cleco since 1996 and is a member of the Compensation Committee, the Executive Committee and the Nominating Committee. He is also a director of Howard Weil Financial Corporation.

Class III Directors (terms of office expire in 2003)

  . J. Patrick Garrett, who is retired, was employed by Windsor Food Company
    Ltd., a privately held company engaged in the food processing business, where he served as president and chief executive officer from 1995 until 1999. Prior to that time, he had been engaged in the practice of law for more than five years as a member of the law firm of Baker Botts L.L.P. Mr. Garrett, who is 57 years old, has been a director of Cleco since 1981 and is a member of the Compensation Committee.

  . F. Ben James, Jr. has been president of James Investments, Inc., a company primarily engaged in real estate development and international marketing, for more than five years. Mr. James, who is 65 years old, has been a director of Cleco since 1986 and is chairman of the Audit Committee and a member of the Executive Committee and the Nominating Committee.

  . Elton R. King is retired from BellSouth Telecommunications Inc., where he was employed from 1968 through 1999, serving most recently as the president of its network and carrier services group. Mr. King, who is 54 years old, has been a director of Cleco since December 1999 and is a member of the Compensation Committee. He is also a director of Hibernia Corporation, Hibernia National Bank and Comm Touch, Inc.

  . A. DeLoach Martin, Jr. has been chairman of Central Engineering Supply
    Company, a company engaged in the wholesale distribution of refrigeration and mill supplies, for more than five years. Mr. Martin, who is 71 years old, has been a director of Cleco since 1978 and is chairman of the Executive Committee and the Nominating Committee and a member of the Audit Committee.

Organization of the Board of Directors

   Cleco's board of directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The members of those committees are identified, as appropriate, under "Class I Directors," "Class II Directors" and "Class III Directors" above.

   The Audit Committee recommends to Cleco's board of directors the appointment of the independent auditors of Cleco, reviews the scope of audits, reviews and recommends to Cleco's board of directors financial reporting and accounting practices and reviews Cleco's procedures for internal auditing and the adequacy of the system of internal accounting controls of Cleco. The Audit Committee held three meetings during 2000.

   The Compensation Committee approves, or in some cases recommends to Cleco's board of directors, remuneration arrangements and compensation plans involving Cleco's board of directors, officers and employees, and administers the granting of restricted stock and other awards to eligible employees under the long-term incentive plan and the annual incentive compensation program. The Compensation Committee held three meetings in 2000.

   At its January 2001 meeting, the Cleco board of directors approved the formation of the Nominating Committee and appointed Mr. Martin, Mr. James, Mr. Simmons and Mr. Walker to the Nominating Committee. Mr. Martin was appointed chairman of the committee. All members of the Nominating Committee are non-employee directors. The Nominating Committee considers and makes recommendations to the board of directors with respect to the size and composition of the board of directors and with respect to potential candidates for membership on the board.

   Cleco's board of directors held four regular meetings and one special meeting during 2000. At intervals between formal meetings, members of Cleco's board of directors hold informal telephone conference meetings, are provided with written reports regarding the operations of Cleco and also are consulted informally from time to time with respect to pending business. During 2000, all directors attended at least 75% of the total number of meetings of Cleco's board of directors and of the committees of Cleco's board of directors on which such directors served.

   During 2000, members of Cleco's board of directors began attending, on a voluntary, rotational basis, the board of managers' meetings of certain of Cleco's affiliates. At these meetings, Cleco's board members receive information about the respective affiliates' operations but do not vote or act in any official capacity.

Compensation of the Board of Directors

   Any director who is an employee of Cleco receives no compensation for service on the board. Currently, each non-employee director receives an annual retainer of $18,000 for serving as a director. Each non-employee director who is the chairman of a board committee receives an additional annual fee of $3,000. Each non-employee director receives $800 for each day he or she attends one or more meetings of Cleco's board of directors, board committees or Cleco's affiliates' boards and $400 for each telephone conference meeting of the board or its committees. The annual retainer, the annual fee for serving as a chairman of a board committee and the attendance fees are paid, at the option of each director, in cash, Cleco common stock or a combination of both. Cleco also reimburses directors for travel and related expenses incurred in attending meetings of Cleco's board of directors, board committees or affiliate boards. During 2000, all non-employee directors served the entire year.

   At the beginning of each director's full term, a director receives a grant of options to purchase 2,500 shares of Cleco common stock. If the director's initial term is less than a full three-year term, the grant is prorated accordingly. Each grant is immediately exercisable, has a ten-year term and an exercise price equal to the fair market value of Cleco common stock on the date of the grant. During 2000, Mr. Garrett, Mr. James, Mr. King and Mr. Martin each received grants of options. Additionally, upon initial election to the board, each non-employee director is eligible to receive a restricted stock award in the amount necessary to increase the director's ownership of Cleco common stock to 1,000 shares. The purchase price is the fair market value of Cleco common stock as of the date of the award. The stock is subject to restrictions on transfer and alienation until the shares have been paid in full by application of a portion of the director's annual retainer. During 2000, no directors received restricted stock awards.

   A non-employee director may elect to participate in a deferred compensation plan and defer the receipt of all or part of his or her fees, whether payable in cash or Cleco common stock, and option gain. Benefits are equal to the amount credited to each director's individual account based on compensation deferred plus applicable investment returns and are generally payable when a director ceases to serve on the board or attains a specified age. Cleco has a retirement plan for its non-employee directors under which directors with five years of service receive, at age 65 or upon later retirement, a maximum annual benefit of $12,000. Benefits are payable for life or a period equal to the number of years of service as a director, whichever is shorter. Cleco also provides its non-employee directors with $200,000 of life insurance and permanent total disability coverage under a group accidental death and dismemberment plan maintained by Cleco Power LLC, a wholly owned subsidiary of Cleco.

Interests of the Board of Directors

   Mr. Crowell is a member of Crowell & Owens. Crowell & Owens performed a minimal amount of legal services for Cleco in 2000. It is anticipated that Crowell & Owens will be retained to perform legal services for Cleco in 2001.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

   The following table describes the Cleco common stock and Cleco preferred stock beneficially owned by Cleco directors and nominees, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Shares of stock are "beneficially owned" by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether the person has any economic interest in the shares. A person also beneficially owns shares as to which the person has the right to acquire beneficial ownership within 60 days, as in the case of the stock options set forth under the "Options Exercisable Within 60 Days" column in the following table.

   All information in the table is as of January 31, 2001. The table is based upon information supplied by the directors and officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                           Amount and Nature
                                                                             of Beneficial
                          Amount and Nature of Beneficial Ownership          Ownership of
                                       of Common Stock                      Preferred Stock
                          ----------------------------------------------- -----------------------
                                        Options
                                      Exercisable                 Percent                 Percent
                                       Within 60                    of     Number of        of
                          Direct(/1/)  Days(/2/)  Other(/3/)       Class  Shares(/4/)      Class
                          ----------- ----------- ----------      ------- -----------     -------
Directors and Nominees
  Sherian G. Cadoria....      1,000      2,500           0            *           0           *
  Richard B. Crowell....     25,961      2,500      56,174(/5/)       *           0           *
  J. Patrick Garrett....     19,214      4,167           0            *           0           *
  F. Ben James, Jr......      5,000      4,167           0            *           0           *
  Elton R. King.........      1,509      2,778           0            *           0           *
  A. DeLoach Martin,
   Jr...................     18,800      4,167           0            *           0           *
  Robert T. Ratcliff....      1,564      3,334           0            *           0           *
  Edward M.
   Simmons(/6/).........      6,231      3,334       1,400(/6/)       *           0           *
  William H. Walker,
   Jr...................     52,027      3,334       1,400(/7/)       *           0           *
Named Executive Officers
  Darrell J. Dubroc.....      9,997          0       1,685(/8/)       *         351           *
  David M. Eppler(/9/)..     26,838          0       2,928(/8/)       *         610           *
  Thomas J. Howlin......      8,933          0         576(/8/)       *         120           *
  Gregory L. Nesbitt....     56,809     24,000           0            *           0           *
  Catherine C. Powell...     10,029          0       1,819(/8/)       *         379           *
  Mark H. Segura........      9,483          0       1,723(/8/)       *         359           *
  All directors,
   nominees and
   executive officers as
   a group (23 persons,
   including those
   listed above)........    296,864     54,281     646,567(/10/)   4.44%    122,474(/10/)  43.6%

--------
  * Less than 1% of the outstanding stock of the class.

  (/1/)"Direct" represents shares as to which each named individual has sole voting or dispositive power, including shares of Cleco common stock allocated under the Savings and Investment Plan and shares of common stock granted as restricted stock awards under Cleco's long-term incentive plans. Mr. Dubroc holds 634 common shares under the Savings and Investment Plan. The other executive officers included in the amount shown for all directors, nominees and executive officers as a group hold 2,750 common shares under the Savings and Investment Plan. Shares of stock awarded under Cleco's long-term incentive plans that were restricted as of January 31, 2001 were held by the persons in the table above as follows: Mr. Eppler, 14,856; Mr. Howlin, 6,565; Mr. Dubroc, 6,661; Ms. Powell, 5,426; Mr. Segura, 6,103; and the other executive officers included in the amount shown for all directors, nominees and executive officers as a group, 16,046.

  (/2/)"Options" reflects the number of shares that could be purchased by exercise of options at January 31, 2001 or within 60 days thereafter under Cleco's long-term incentive plans.

  (/3/)"Other" represents the number of shares of common stock as to which the named individuals share voting and dispositive power with another person and also represents the equivalent common stock shares convertible from the preferred stock in the Savings and Investment Plan.

  (/4/)Represents the number of shares of Cleco preferred stock allocated under the Savings and Investment Plan that are convertible into Cleco common stock.

  (/5/)Includes 56,174 shares owned by members of Mr. Crowell's family and family trusts, for which beneficial ownership is disclaimed.

  (/6/)Mr. Simmons' term as a director will cease at the 2001 annual meeting of shareholders in accordance with the retirement age provisions of Cleco's Bylaws. The 1,400 shares listed in the "Other" column for Mr. Simmons include 1,400 shares owned by Mr. Simmons' spouse and a family trust, for which beneficial ownership is disclaimed.

  (/7/)Includes 1,400 shares owned by a family trust, for which beneficial ownership is disclaimed.

  (/8/)Represents the number of shares of Cleco common stock into which preferred stock held in the Savings and Investment Plan is convertible.

  (/9/)Mr. Eppler is also a director of Cleco.

  (/10/)The Savings and Investment Plan holds Cleco preferred stock that is convertible, at any time, into shares of Cleco common stock; 118,421 shares of Cleco preferred stock, convertible into 568,421 shares of Cleco common stock (2.5% of such common stock), have not yet been allocated to accounts of participants in the plan. Executive officers of Cleco serve with other Cleco employees as the administrators of the plan and make voting decisions with respect to the unallocated shares. Such shares have been included only once in calculating the beneficial ownership of all officers and directors as a group.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth as of December 31, 2000, each person known to Cleco who is the beneficial owner of more than 5% of the outstanding shares of any class of Cleco's voting securities.

                                                    Amount and Nature  Percent
                 Name and Address of                  of Beneficial      of
 Title of Class  Beneficial Owner                       Ownership       Class
 --------------  -------------------                -----------------  -------
 Preferred Stock UMB Bank, N.A.
                   Trustee of Cleco's Savings and
                   Investment Plan
                   1010 Grand Boulevard, Kansas
                   City, MO 64106                         270,609(/1/)  96.3

 Common Stock    T. Rowe Price Associates, Inc.
                   100 E. Pratt Street
                   Baltimore, MD 21202                  1,720,800(/2/)   7.6

  (/1/)Based upon information contained in Cleco's records and those of Cleco's transfer agent. The 270,609 shares are held by UMB Bank, N.A., as Trustee of the Savings and Investment Plan. The 270,609 shares are convertible into 1,298,923 shares of Cleco common stock, subject to antidilution adjustment, or approximately 5.8% of the common stock outstanding as of December 31, 2000. Participants in the Savings and Investment Plan have voting rights for shares of Cleco preferred stock allocated to their accounts. The Trustee is required to vote unallocated shares in accordance with instructions received from the plan administrator of the Savings and Investment Plan. The Trustee also holds 515,242 shares of Cleco common stock, which are allocated to the accounts of individual plan participants. The Trustee may vote shares of common stock allocated to a participant's account only in accordance with instructions received from the participant. The combined holdings of the Trustee under the Savings and Investment Plan, on an as-converted basis with regard to the Cleco preferred stock, are 1,814,165 shares, or 8.1%, of the outstanding shares of Cleco common stock as of December 31, 2000.

  (/2/)As of December 31, 2000, based solely on a Schedule 13G filed with the Securities and Exchange Commission. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cleco's executive officers and directors, and persons who beneficially own more than 10% of a registered class of Cleco's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Cleco's equity securities. To Cleco's knowledge, based solely on review of the copies of such reports furnished to Cleco, during the fiscal year ended December 31, 2000, and except as described below, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied. Cleco filed a late report on Form 4 for Mr. Crowell relating to compensation paid to him in the form of Cleco common stock in September 2000.

                             EXECUTIVE COMPENSATION

General

   The Summary Compensation Table below sets forth individual compensation information for the chief executive officer, the four other most highly paid executive officers of Cleco and Mr. Nesbitt, who retired as chief executive officer in May 2000, for services rendered in all capacities to Cleco and its affiliates during the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998. The table discloses the annual salary, bonuses and other compensation awards and payouts to the named executive officers.

                           Summary Compensation Table

Name and Principal                                   Other Annual        LTIP         All Other
Position                  Year  Salary  Bonus(/1/) Compensation(/2/) Payouts(/3/) Compensation(/4/)
------------------        ---- -------- ---------- ----------------- ------------ -----------------
David M. Eppler.......... 2000 $308,274  $208,488       $20,238       $  277,329       $7,190
  President and Chief     1999  236,923   131,808        12,198          132,165        6,776
  Executive Officer       1998  205,389    90,300         8,000           64,862        6,924

Thomas J. Howlin......... 2000 $192,693  $105,152       $10,782       $  190,138       $7,190
  Senior Vice President-- 1999  174,007    80,459         5,818                0        7,111
  Financial Services and  1998  167,424    70,690         2,417                0        5,217
  Chief Financial Officer

Darrell J. Dubroc........ 2000 $182,885  $122,670       $ 8,837       $  146,729       $6,854
  Senior Vice President-- 1999  154,081    65,616         5,394           53,921        6,476
  Generation Services     1998  147,039    53,120         3,098                0        6,474

Catherine C. Powell...... 2000 $157,122  $ 86,278       $ 8,555       $  147,615       $6,998
  Senior Vice President-- 1999  134,231    66,074         6,499           86,223        6,565
  Employee and            1998  128,334    48,380         5,047           44,453        6,624
  Corporate Services

Mark H. Segura........... 2000 $171,547  $106,163       $ 7,909       $  103,548       $6,878
  Senior Vice President-- 1999  138,352    61,318         4,457           51,389        6,565
  Utility Operations      1998  114,236    50,480         2,533                0        9,621

Gregory L. Nesbitt....... 2000 $198,752  $ 74,842       $ 8,700       $1,114,497       $6,800
  Retired Chief           1999  348,081   216,248        27,200          367,109        6,400
  Executive Officer       1998  334,623   176,090        21,645          184,859        6,400

--------
  (/1/)The "Bonus" column includes cash awards that are payable or have been paid to executive officers for the following:

      . An annual incentive compensation program under which participants may receive incentive compensation determined by the performance of Cleco and the individual participants;

      . Merit lump-sum payments received by certain named executive officers; and

      . Payments received under Cleco's spot award incentive plan, which rewards individual performance.

  (/2/)For 2000, 1999 and 1998, the "Other Annual Compensation" column includes dividends paid on restricted stock awards under Cleco's long-term incentive plans. Dividends on restricted stock are paid quarterly and at the same rate as dividends on Cleco common stock.

  (/3/)Restricted stock awards granted under Cleco's long-term incentive plans are reported under the "Long-Term Incentive Plan--Awards in 2000" table below. The number and value of the aggregate restricted stock holdings at December 31, 2000, a portion of which is included in the "LTIP Payouts" column, for each of the named executive officers were as follows:

      .  Mr. Eppler-- 11,975 shares with a value of $655,631;

      .  Mr. Howlin-- 6,380 shares with a value of $349,305;

      .  Mr. Dubroc-- 5,229 shares with a value of $286,288;

      .  Ms. Powell-- 5,062 shares with a value of $277,145; and

      .  Mr. Segura-- 4,680 shares with a value of $256,230.

   The "LTIP Payouts" column includes the value of restricted stock and opportunity shares granted or awarded under Cleco's long-term incentive plans that vested in the following years and the related tax gross-up amounts:

      . 2000--relating to the performance period January 1, 1997 to December 31, 1999;

      . 1999--relating to the performance period January 1, 1996 to December 31, 1998; and

      . 1998--relating to the performance period January 1, 1995 to December 31, 1997.

  (/4/)The "All Other Compensation" column includes the following:

    . Amounts contributed or accrued by Cleco under the Savings and Investment Plan on behalf of the named executive officers as follows:

                                                             1998   1999   2000
  Mr. Eppler..............................................  $6,400 $6,400 $6,800
  Mr. Howlin..............................................  $4,237 $6,400 $6,800
  Mr. Dubroc..............................................  $6,400 $6,400 $6,800
  Ms. Powell..............................................  $6,400 $6,400 $6,800
  Mr. Segura..............................................  $6,018 $6,400 $6,800
  Mr. Nesbitt.............................................  $6,400 $6,400 $6,800

    . Term life insurance premiums paid for the benefit of the named executive officers as follows:

                                                             1998   1999   2000
  Mr. Eppler..............................................  $  524 $  376 $  390
  Mr. Howlin..............................................  $  980 $  711 $  390
  Mr. Dubroc..............................................  $   74 $   76 $   54
  Ms. Powell..............................................  $  224 $  165 $  198
  Mr. Segura..............................................  $  218 $  165 $   78

Stock Option Plans

   Options to purchase shares of Cleco common stock are outstanding under two plans. The first is the 1990 Long-Term Incentive Compensation Plan adopted and maintained by Cleco Power LLC, a wholly owned subsidiary of Cleco. An aggregate of 800,000 shares of Cleco common stock was reserved for issuance under the plan. The plan expired on January 1, 2000, and no additional grants can be made. As of December 31, 2000, grants of stock options representing 537,700 shares of Cleco common stock were made under the plan.

   In April 2000, Cleco's shareholders approved the 2000 Long-Term Incentive Compensation Plan, effective as of January 1, 2000. Under this plan, certain officers, employees and non-employee directors of Cleco may receive restricted stock, stock options, phantom stock or stock appreciation rights, among other awards. An aggregate of 800,000 shares of Cleco common stock has been reserved for issuance under the plan. As of December 31, 2000, grants or awards representing 85,900 shares of Cleco common stock were made. The stock split proposed in Proposal 3 of this proxy statement would affect the number of Cleco common shares outstanding and the number of common shares reserved for issuance reflected in this section and in other portions of the proxy statement, generally by doubling these numbers. Please see "Proposal 3--Approval of Articles of Amendment to the Amended and Restated Articles of Incorporation to Increase the Amount of Authorized Common Stock and to Effect a Two-For-One Split of Common Stock" on page 25 of this proxy statement for more information.

   No options to purchase Cleco common stock were granted to or exercised by any of the persons named in the Summary Compensation Table in 2000. No stock appreciation rights with respect to Cleco stock were awarded to or exercised by any of the persons named in the Summary Compensation Table in 2000.

   The table below lists, for each of the persons in the Summary Compensation Table, the total number of exercisable and unexercisable options held on December 31, 2000.

                          2000 Year-End Option Values

                               Number of Securities               Value of Unexercised In-the-
                              Underlying Unexercised                      Money Options
                         Options at December 31, 2000(/1/)        at December 31, 2000 ($)(/2/)
                         ---------------------------------        -------------------------------
Name                       Exercisable         Unexercisable       Exercisable     Unexercisable
----                     ----------------    -----------------    -------------   ---------------
David M. Eppler.........                  0               72,000                0         1,109,400
Thomas J. Howlin........                  0               46,800                0           712,600
Darrell J. Dubroc.......                  0               45,500                0           683,350
Catherine C. Powell.....                  0               34,100                0           511,950
Mark H. Segura..........                  0               29,700                0           455,500
Gregory L. Nesbitt......             24,000                    0          540,000                 0

--------
(/1/)The options are subject to a vesting schedule and ordinarily expire ten years from the date of grant. Based on Mr. Nesbitt's retirement on May 1, 2000, the options granted to him on July 23, 1999 became exercisable on July 24, 2000 and remain exercisable until May 1, 2003.
(/2/)The closing price of Cleco common stock at December 31, 2000 was $54.75.

Long-Term Incentive Plan

   The following table describes restricted stock grants made under the 2000 Long-Term Incentive Compensation Plan. Restricted stock grants are made in a target amount that is subject to forfeiture, in whole or in part, if specified performance goals are not attained during a designated three-year performance cycle. The number of shares granted are listed in the "Number of Shares" column. During the performance cycle, the recipient of the grant is the record owner of these securities and, as such, is entitled to vote the shares and receive dividends. The recipient cannot sell, pledge or otherwise transfer the shares during the cycle. Restricted stock is awarded at the end of the performance cycle, but is subject to an additional three-year holding period before it can be sold or otherwise transferred.

   The amounts listed in the "Number of Threshold Shares" column represent the restricted stock grants that will vest if only the threshold goals are attained during the performance cycle. The amounts listed in the "Number of Target Shares" column represent the restricted stock grants that will vest if the target levels of performance goals are attained during the performance cycle. No portion of the restricted stock grants will vest if comparative shareholder return (defined as the Cleco common stock price appreciation plus dividends paid during the performance cycle) is less than the pre-established performance level of the 40th percentile; once the performance level is determined, the vesting schedule for restricted stock grants is as follows:

  . No awards will vest if Cleco's performance on growth in net income and return on investment is less than 75% of plan.

  .  Threshold performance on both factors provides a 30% award payout.

  . Target performance on both factors at 100% of plan provides 100% award payout.

Restricted stock vesting for performance above the threshold level and below the target level are prorated.

   The amounts listed under the "Number of Maximum Shares" column represent the number of performance-based restricted stock grants that vest at the target level and the number of performance-based "opportunity shares" that will vest between the target and maximum levels established by the Compensation Committee. Opportunity shares are phantom shares that are awarded in connection with a restricted stock grant. The award of phantom shares does not entitle the recipient to the rights of a shareholder until the issuance of

Cleco common stock at the end of the performance cycle. The phantom shares vest based on performance above target levels for growth in net income and return on investment. The vesting or payout schedule for the "opportunity shares" included in this column, based on Cleco's performance on growth in net income and return on investment, is as follows:

  . No awards of "opportunity shares" vest if Cleco's performance is at or below 100% of plan for growth in net income and return on investment.

  . Maximum performance provides 100% "opportunity shares" award payout, which is equal to 100% of the number of target shares of restricted stock, at 125% of plan for growth in net income and 130% of plan for return on investment.

Phantom or opportunity shares vested for performance above the target level and below the maximum level are prorated. Cleco common stock issued in satisfaction of an opportunity share is subject to a three-year holding period.

                    Long-Term Incentive Plan--Awards in 2000

                                                         Estimated Future Payouts
                                                       -----------------------------
                                     Performance or
                                   Other Period until  Number of Number of Number of
                         Number of    Maturation or    Threshold  Target    Maximum
Name                      Shares         Payout         Shares    Shares    Shares
----                     --------- ------------------- --------- --------- ---------
David M. Eppler.........   6,341   1/1/2000-12/31/2002   1,902     6,341    12,682
Thomas J. Howlin........   2,854   1/1/2000-12/31/2002     856     2,854     5,707
Darrell J. Dubroc.......   2,780   1/1/2000-12/31/2002     834     2,780     5,561
Catherine C. Powell.....   2,341   1/1/2000-12/31/2002     702     2,341     4,683
Mark H. Segura..........   2,703   1/1/2000-12/31/2002     811     2,703     5,407

Retirement Plans

   Cleco's executive officers are participants in the Savings and Investment Plan, the Pension Plan and a Supplemental Executive Retirement Plan, or SERP, all of which are maintained by Cleco Power LLC. Contributions made in 2000 to the Savings and Investment Plan for the benefit of the named executive officers are listed in the Summary Compensation Table.

 Pension Plan

   The Pension Plan generally covers employees of Cleco who have attained age 21 and completed one year of service. The monthly benefit payable under the Pension Plan at the normal retirement age of 65 is an amount determined with reference to a participant's "compensation base" and years of service at termination of employment. A participant's "compensation base" is calculated by averaging compensation paid during the highest successive five completed calendar years during the ten years prior to termination of employment. Compensation is determined taking into account the salaries and bonuses reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table. Benefits under the Pension Plan are fully vested upon the completion of five years of service. The maximum annual benefit payable under the Pension Plan for employees who retire in 2001 is the lesser of $140,000, a limitation imposed by the Internal Revenue Code (the "Code"), or 100% of "average compensation," as defined in the Code. Payments from the Pension Plan are not reduced for Social Security benefits.

   As of December 31, 2000, the following individuals had the following years of service credited under the Pension Plan:

            . Mr. Eppler   19 years
            . Mr. Howlin    3 years
            . Mr. Dubroc   15 years
            . Ms. Powell    9 years
            . Mr. Segura   16 years
            . Mr. Nesbitt  20 years

 SERP

   Cleco Power LLC maintains a supplemental executive retirement plan, or SERP, for the benefit of key executives of Cleco and its affiliates when designated by the Compensation Committee. The SERP benefit is a percentage of each participant's eligible compensation and reduced by any amount payable from the Pension Plan. Under the SERP, eligible compensation is based upon the sum of the highest annual salary paid during the five years prior to termination of employment and the average of the three highest annual incentive compensation program awards paid to the participant during the preceding five years.

   As of December 31, 2000, the chief executive officer and the four most highly compensated executive officers of Cleco participated in the SERP. Some of these amounts are reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table. The following table illustrates the combined estimated annual benefit payable from both the Pension Plan and the SERP at age 65 to persons at specified compensation levels. Benefits are computed on a joint and 100% survivor annuity basis.

                                        Years of Service at Retirement
                                 --------------------------------------------
      Final Total Compensation      15       20       25       30       35
      ------------------------   -------- -------- -------- -------- --------
        $125,000                 $ 81,250 $ 81,250 $ 81,250 $ 81,250 $ 81,250
         150,000                   97,500   97,500   97,500   97,500   97,500
         175,000                  113,750  113,750  113,750  113,750  113,750
         200,000                  130,000  130,000  130,000  130,000  130,000
         225,000                  146,250  146,250  146,250  146,250  146,250
         250,000                  162,500  162,500  162,500  162,500  162,500
         300,000                  195,000  195,000  195,000  195,000  195,000
         400,000                  260,000  260,000  260,000  260,000  260,000
         450,000                  292,500  292,500  292,500  292,500  292,500
         500,000                  325,000  325,000  325,000  325,000  325,000

 Other

   Mr. Eppler, Mr. Howlin, Mr. Dubroc, Ms. Powell and Mr. Segura may elect to participate in a deferred compensation plan and defer the receipt of all or part of his or her salary, bonus and option gain. Benefits are equal to the amount credited to each executive's individual account based on compensation deferred plus applicable investment returns and are generally payable when an executive retires or attains a specified age.

Employment Agreements and Change in Control

   During 2000, Cleco restated its existing executive employment agreements with Mr. Eppler, Mr. Howlin, Mr. Dubroc, Ms. Powell and Mr. Segura and other executive officers and general managers of Cleco. Each agreement provides generally for the payment of a minimum annual salary, participation in all Cleco benefit plans and programs applicable to Cleco's executive officers and reimbursement of employment-related expenses incurred during the term of employment. Under the agreements, the 2001 base salaries for the individuals named in the Summary Compensation Table are as follows:

            . Mr. Eppler  $375,000
            . Mr. Howlin  $195,000
            . Mr. Dubroc  $240,000
            . Ms. Powell  $176,000
            . Mr. Segura  $215,000

Each agreement provides for an initial three-year term that renews annually for one additional year, unless either Cleco or the executive officer gives notice prior to renewal that such officer's term of employment will not be extended. The agreements also generally require the executives not to disclose confidential information relating to Cleco and, for a period of one year after termination, not to hire Cleco officers, employees or agents, or solicit or divert any customer or supplier of Cleco.

 Severance Payments

   No severance is payable if Cleco terminates the executive for cause or the executive terminates other than on account of a constructive termination (generally, a material reduction in base compensation, authority or duties). If the executive terminates on account of death or disability, he or she is entitled to a prorated bonus for the year of termination. If Cleco terminates the executive, without cause, or the executive terminates on account of a constructive termination, he or she is entitled to the following: (a) payment of at least 100% of his or her annual base compensation, (b) payment of an incentive bonus payable in the target amount for the year of termination, (c) full vesting under the SERP, regardless of his or her actual number of years of service, (d) continued group medical coverage paid for by Cleco for up to 18 months after such termination, and (e) payment of certain relocation benefits. Lesser severance benefits are payable to other executive officers and managers.

 Change in Control

   If a change in control occurs and Cleco terminates the executive's employment without cause, or the executive terminates his or her employment for good reason, either within 60 days before or 36 months after such change, the executive will receive change in control benefits in lieu of any severance obligation otherwise payable under the agreement. The term "change in control" is defined in the 2000 Long-Term Incentive Compensation Plan and includes the following events:

  . Any person or group becomes the direct or indirect beneficial owner of 20% or more of Cleco's outstanding voting securities;

  . The majority of Cleco's board changes during a 24-month period, except in certain cases;

  . As a result of a merger or consolidation, less than 80% of the surviving corporation's outstanding voting securities are owned by former Cleco shareholders (excluding the affiliates of any party to the transaction);

  . Cleco transfers all or substantially all of its assets;

  . Cleco's shareholders approve a plan of dissolution or liquidation;

  . Cleco sells, leases or otherwise disposes of all or substantially all of its interest in Cleco Power LLC; or

  . Certain other significant events that Cleco would be required to report in a proxy statement.

   Cleco is obligated to provide the executive: (a) the target amount of the executive's incentive bonus for the year of termination, (b) an amount equal to three times the executive's average compensation paid during the five calendar years preceding the change in control, (c) accelerated vesting, lapse of restrictions and all performance objectives are deemed satisfied as to any outstanding grants or awards made to the executive under Cleco's long-term incentive plans, (d) full vesting under the SERP and a minimum benefit, (e) an amount equal to Cleco's maximum matching contribution obligation under the Savings and Investment Plan for a three-year period, (f) continued group medical coverage paid for by Cleco for up to three years or until similar coverage is obtained, and (g) certain relocation benefits.

   In the event of a change in control, payments (for item (b) above) under the agreements for the individuals named in the Summary Compensation Table, using the average compensation for the years 1996 through 2000, will be approximately as follows:

            . Mr. Eppler  $1,166,453
            . Mr. Howlin  $  557,865
            . Mr. Dubroc  $  592,582
            . Ms. Powell  $  645,113
            . Mr. Segura  $  529,145

Lesser change in control benefits are provided to other executive officers and managers.

 Business Transaction

   If the executive's employment with Cleco and its affiliates is involuntarily terminated on account of a business transaction, other than for cause, the executive is entitled to the following: (a) payment of at least 100% of his or her annual base compensation, (b) an incentive bonus payable in the target amount for the year of termination, (c) accelerated vesting, lapse of restrictions and all performance objectives are deemed satisfied as to any outstanding grants or awards made to the executive under Cleco's long-term incentive plans, (d) full vesting under the SERP and a minimum benefit, (e) continued group medical coverage, and (f) relocation benefits. A business transaction is defined as the sale of the stock or equity interests of an affiliate of Cleco or the sale, lease or other disposition of all or a substantial portion of the assets of an affiliate of Cleco other than a transaction that constitutes a change in control.

 Tax Payment

   Payments to Mr. Eppler, Mr. Howlin, Mr. Dubroc, Ms. Powell and Mr. Segura in connection with a change in control or business transaction will be increased, to the extent necessary, to offset the effects of any golden parachute excise taxes payable with respect to such payments. The agreements for other executive officers and managers provide that benefits will be cut back in an amount sufficient to avoid applicable excise taxes.

Compensation Committee Report on Executive Compensation

   The Compensation Committee has prepared its report of 2000 executive compensation. The committee, composed entirely of directors who are not current or former officers or employees of Cleco, is responsible for implementing or making recommendations to the board of directors with respect to Cleco's officer compensation programs. The committee has retained the services of executive compensation consultants to provide professional assistance, data and advice regarding pay practices at Cleco. This report describes the basis on which such 2000 compensation determinations or recommendations were made by the committee with respect to Cleco's executive officers and provides specific information regarding compensation of Cleco's executive officers as a group. Cleco's chief executive officer and the four other most highly compensated executive officers are sometimes referred to as the "Named Executives."

   Section 162(m) of the Code limits to $1,000,000 in a taxable year the deduction Cleco may claim for compensation paid to an executive officer, unless certain performance-based requirements are met. Cleco has reviewed this provision and does not anticipate any payment of compensation in the near term in excess of that which is deductible under Section 162(m). Under the Cleco Corporation 2000 Long-Term Incentive Compensation Plan, which was presented to Cleco shareholders and approved at the 2000 annual meeting, the committee has the discretion to determine whether to make grants or awards contingent upon the achievement of objective performance goals necessary to qualify as performance-based compensation under Section 162(m).

 Compensation Philosophy and Overall Objective of Executive Compensation
 Programs

   Cleco seeks to ensure that executive compensation is directly linked to corporate performance and increased shareholder value and is comparable with pay practices in the industry. Each year, the committee, in making compensation decisions and recommendations, and the board of directors, in approving base salaries, review Cleco's performance and compare such performance to specified internal and external performance standards. The following guidelines are used by the committee to make compensation decisions and recommendations:

  . To provide variable compensation opportunities that are linked to the financial performance of Cleco and that align executive compensation with the interests of shareholders.

  . To provide incentives to increase corporate performance and shareholder value relative to that of other electric utilities and energy services companies.

  . To establish executive officer base pay levels somewhat below the competitive market, while providing incentive awards above the market when designated performance objectives are achieved.

  . To provide a competitive total compensation package that is "at-risk" driven and enables Cleco to attract and retain key executives.

 Compensation Program Components

   The compensation program for executive officers is currently comprised of base salary, annual performance-related incentives, performance-based awards of restricted stock and related "opportunity shares" and grants of stock options. The awards of performance-based restricted stock, related "opportunity shares" and grants of stock options are made under Cleco's long-term incentive compensation plans. The compensation programs for Cleco's executive officers are further explained below.

 Base Salaries

   Base pay levels are recommended by the committee and are largely determined through comparisons with those of utilities and other energy services companies of similar size and complexity to Cleco and, as appropriate, are based on the responsibilities of the specific executive and a blend of general industry and utilities/energy services companies. Actual salaries are based on individual performance contributions within an overall salary and total compensation administration program. While the actual relationship may vary from year to year, it is Cleco's policy to set base pay levels for Cleco's executive officers, including the Named Executives, somewhat below the average of the competitive market. Including 2000 base salary increases, actual base pay levels for Cleco's executive officers, including the Named Executives, are consistent with this policy. Increases in base salaries for 2000 for continuing executive officers were recommended by the committee and approved by the board of directors in January 2000. In January 2000, the Named Executives, other than the chief executive officer, received pay increases that averaged 16.4%. These adjustments reflected both increases in responsibilities and an assessment of individual contributions, as well as increases in the competitive market.

 Annual Incentive Compensation

   Cleco's executive officers are eligible to participate in an annual incentive compensation program, the objectives of which are to deliver competitive levels of compensation for the attainment of short-term financial objectives Cleco believes contribute to shareholder value over time and to reinforce behavior that contributes to consistent growth of the enterprise. The committee establishes total target annual bonus levels based on 50th percentile bonus levels at other companies of similar size and complexity depending on the defined competitive compensation market for the specific executive position. Many of the utility/energy services companies utilized in the competitive analysis are included in the Edison Electric Institute Index (found on page 23 of this proxy statement). In addition, other energy services companies used for comparison purposes include Fortis SEC Inc., Consol Energy Inc., Calpine Corp., Midamerican Energy Holdings, St. Francis Cap Corp., and Florida Public

Utilities Co. Together with the Edison Electric Institute Index, these companies are referred to in this report as the "Selected Peer Group Companies." Targeted awards for Cleco's corporate officers under this program range from 10% to 50% of base salary. Awards are paid in the first quarter of the year following the year for which the award is earned. The amounts of actual awards are further subject to the discretion of the committee, within established program guidelines. For example, the committee has the ability to make adjustments to reflect extraordinary items of income or expense. Awards are based on both corporate and business unit performance. Corporate performance awards range from 60% to 100% of total target bonus levels and are based on earnings-per-share goals and Cleco's return on average equity in relation to that of companies in the selected peer group. Based on actual results, awards from 0% to 150% of corporate target incentive levels may be made.

   For awards based on 2000 performance, the primary earnings per share target was $2.75. Cleco's return on average equity target was the 50th to 59th percentile of the selected peer group companies. Cleco's actual 2000 return on equity performance was in the 75th to 99th percentile of the selected peer group companies, and its primary earnings per share in 2000 was $2.81. Based on this corporate performance, the committee approved awards for 2000 at 128.3% of corporate target annual bonus levels. Business unit performance awards ranged from 0% to 40% of total target bonus levels and were based on various goals, depending upon the responsibilities of the executive. Based on actual results, awards from 0% to 250% of business unit target incentive levels may be made. On a combined corporate and business unit basis, total annual incentive awards for executive officers ranged from approximately 128% to 148% of target.

 Long-Term Incentive Compensation Plan

   The committee supports increased stock ownership by Cleco's key executives and favors awards to key executives of stock and/or cash based on Cleco's stock price appreciation and other measures of performance. The basis for such position is the committee's belief that Cleco benefits by providing those persons who have substantial responsibility for the management and growth of Cleco with additional incentives. Thus, under the long-term incentive plan, executive officers may be eligible to receive performance-based grants of restricted stock, related "opportunity shares," restricted unit grant awards, related "opportunity units," stock options and stock appreciation rights, giving them the right to receive or purchase shares of Cleco common stock under specified circumstances or to receive cash awards based on Cleco's stock price appreciation or the achievement of pre-established long-term performance goals. The committee believes that such programs are also important as a means of retaining senior management over the long term. The number of shares of Cleco common stock and other awards granted to executive officers under the long-term incentive plan is based on competitive compensation practices of companies in the defined market for the specific executive.

   Grants and awards of restricted stock as well as related "opportunity shares" under the long-term incentive plan were made to all named executive officers in 2000, except the former Chief Executive Officer. Awards actually earned are based on Cleco's performance during a three-year performance cycle compared to the selected peer group companies over the same period. For the eighth three-year performance cycle, which ended December 31, 2000, Cleco's total return to shareholders placed it at the 90th percentile compared to the selected peer group companies. As a result, the actual awards were made above the target level in order to reflect Cleco's relative performance. Provisions of the long-term restricted stock grants program require an additional three-year holding period following vesting before any shares may be sold. With the three-year performance cycle beginning January 1, 1999, the long-term incentive plan was modified to incorporate strategic plan performance measures. These measures included compound growth in net income and return on investment over the performance period, as well as peer group comparative total shareholder return for the three-year cycle.

 Other Executive Compensation Plans

   Cleco also provides executive officers with certain executive benefits, such as a supplemental retirement plan, a deferred compensation plan and employment agreements. The committee considers each of these programs to be reasonably competitive and appropriate for Cleco's executive officers.

 2000 Compensation for the President and Chief Executive Officer

   The committee believes that the role of the chief executive officer is particularly important in reaching corporate goals and accomplishing organizational objectives. As such, for fiscal year 2000, the committee made the following recommendations or determinations regarding the compensation for Mr. Eppler:

  . Base Salary--Mr. Eppler was promoted to president and chief executive officer in May 2000. His base salary was increased in January 2000 from $240,000 to $300,000, an increase of 25%. In May 2000, he received an adjustment to $325,000. The amount of this increase was based on his promotion to chief executive officer and the continued performance of Mr. Eppler as evaluated by the committee. Even with this adjustment, his base pay is significantly below peers in the industry.

  . Annual Incentive--Mr. Eppler was eligible to participate in 2000 in Cleco's annual incentive compensation program discussed above. The chief executive officer's 2000 target award was 50% of his base salary. His actual award for 2000 was 128.3% of target, or 64% of his base salary.

  . Long-Term Incentive Plan--Grants and awards were made to Mr. Eppler under the long-term incentive plan during 2000. The number of shares of stock and other awards granted to the chief executive officer under the long-term incentive plan are based on competitive practices within the defined competitive market for the position. Administration is consistent with the provisions of the plan as described above in "Long-Term Incentive Compensation Plan." For the three-year performance cycle ended December 31, 2000, the chief executive officer's award was 150% of the target, or 3,243 shares.

   For fiscal year 2000, the committee made the following recommendations regarding the compensation of former chairman and chief executive officer, Mr. Gregory L. Nesbitt, who retired effective May 1, 2000:

  . Base Salary--Mr. Nesbitt retired effective May 1, 2000. In January 2000, while he received no increase to his annual base salary of $350,000, he received a lump-sum merit bonus of $50,000 based on his performance as evaluated by the committee.

  . Annual Incentive--Mr. Nesbitt was eligible to participate in 2000 in Cleco's annual incentive plan discussed above. The former chief executive officer's 2000 target award was 50% of his base salary. His actual award was 128.3% of target, prorated based on the number of months of service during 2000.

  . Long-Term Incentive Plan--No new grants of restricted stock were made to Mr. Nesbitt during 2000 under the long-term incentive plan. As provided in the plan, upon retirement, Mr. Nesbitt was awarded a total of 18,062 shares. This number represents a prorated portion of restricted shares for three-year performance cycles ending December 31, 1999, 2000 and 2001.

 Summary

   The committee believes that base pay levels and increases and performance-based awards are reasonable and competitive with the compensation programs provided to officers and other executives by other companies of similar size and complexity to Cleco. The committee believes further that the degree of performance sensitivity in the annual incentive program continues to be reasonable, yielding awards that are directly linked to the annual financial and operational results of Cleco. The long-term incentive compensation plan provides, in the view of the committee, financial opportunities to participants and retention features for Cleco that are consistent with the relative returns that are generated on behalf of Cleco's shareholders.

 The Compensation Committee of the Board of Directors of Cleco Corporation

   Edward M. Simmons, Chairman
   Brig. General Sherian G. Cadoria (U.S. Army Retired)
   J. Patrick Garrett
   Elton R. King
   William H. Walker, Jr.

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee of the board of directors are set forth above. There are no matters relating to interlocks or insider participation that Cleco is required to report.

Report of the Audit Committee

   The Audit Committee of the board of directors is composed of four directors who are independent directors as defined under the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the board of directors in April 2000, a copy of which is included as Appendix B to this proxy statement.

   Management has the responsibility for the preparation of Cleco's financial statements, and PricewaterhouseCoopers LLP (the "Independent Auditors") has the responsibility for the audit of those statements. The Audit Committee recommends to Cleco's board of directors the appointment of Cleco's independent auditors, reviews the scope of audits, reviews and recommends to the board of directors financial reporting and accounting practices and reviews Cleco's procedures for internal auditing and the adequacy of the systems of internal controls of Cleco.

   The Audit Committee held three meetings during 2000. The meetings were designed to facilitate and encourage private communication between the Audit Committee and Cleco's internal auditors and Cleco's Independent Auditors.

   During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management of Cleco and the Independent Auditors. The discussions with the Independent Auditors included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received the written disclosures and the letter regarding independence from the Independent Auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed this information regarding PricewaterhouseCoopers' independence with PricewaterhouseCoopers LLP.

   Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Cleco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

 The Audit Committee of the Board of Directors of Cleco Corporation

   F. Ben James, Jr., Chairman
   Richard B. Crowell
   A. DeLoach Martin, Jr.
   Robert T. Ratcliff

Performance Graph

   The following performance graph compares the performance of Cleco common stock to the S&P 500 Index and to the Edison Electric Institute Index, which includes Cleco, for Cleco's last five fiscal years. The graph assumes that the value of the investment in Cleco common stock and each index was $100 at December 31, 1995 and that all dividends were reinvested.

                               Performance Graph




                              [PERFORMANCE GRAPH]

                                                  December 31,
                                 -----------------------------------------------
                                  1995    1996    1997    1998    1999    2000
                                 ------- ------- ------- ------- ------- -------
Cleco........................... $100.00 $108.23 $128.04 $141.25 $138.86 $200.02
S&P 500 Index................... $100.00 $116.85 $144.51 $174.93 $203.51 $180.55
EEI Index(/1/).................. $100.00 $101.20 $128.90 $146.80 $119.50 $176.82

--------
(/1/As)of December 31, 2000, the Edison Electric Institute Index was comprised of: Allegheny Energy; ALLETE (Incorporated as Minnesota Power, Inc., formerly known as Minnesota Power & Light Co.); Alliant Energy; Ameren Corporation; American Electric Power Company, Inc.; Avista; Bangor Hydro-Elec Co.; Black Hills Corporation; Central Vermont Public Service Corporation; CH Energy Group, Inc. (new holding company for Central Hudson Gas & Electric Corporation); Cinergy Corp; Cleco Corporation; CMS Energy Corp.; CONECTIV; Consolidated Edison Company of New York, Inc.; Constellation Energy Group, Inc.; Dominion Resources, Inc.; DPL Inc.; DQE Inc.; DTE Energy Co.; Duke Energy Corporation; Edison International; El Paso Electric Company; Empire District Electric Company; Energy East Corp.; Entergy Corporation; Exelon Corporation (a company formed by the business combination of Unicom Corporation and Peco Energy Co.); FirstEnergy Corp.; FPL Group, Inc.; GPU Inc.; Green Mountain Power Corporation; Hawaiian Electric Industries, Inc.; IDACORP; IPALCO Enterprises Inc.; Kansas City Power & Light Company; Keyspan Corp.; Madison Gas & Electric Co.; Maine Public Service Co.; MDU Resources Group, Inc.; Montana Power Co.; Niagara Mohawk Power Corp.; NiSource Inc.; Northeast Utilities; Northwestern Corporation; NSTAR; OGE Energy; Otter Tail Power Company; PG&E Corp.; Pinnacle West Capital Corp.; Potomac Electric Power Corporation; PPL Corporation (formerly PP&L Resources Inc.); Progress Energy, Inc. (a company formed by the business combination of CP&L Energy

                                             (notes continued on following page)

(notes continued)

   Inc., the holding company of Carolina Power & Light Company, and Florida Progress Corporation); Public Service Company of New Mexico; Public Service Enterprise Group Incorporated; Puget Sound Energy, Inc.; RGS Energy Group, Inc.; Reliant Energy; Scana Corp; Sempra Energy; Sierra Pacific Resources; Southern Company; TECO Energy, Inc.; TXU; UniSource Energy Corporation; United Illuminating Company; Unitil Corp.; UtiliCorp United, Inc.; Western Resources, Inc.; Wisconsin Energy Corporation; WPS Resources Corporation; and Xcel Energy Inc. (a company formed by the business combination of Northern States Power Co. and New Century Energies Inc.). The following companies were deleted from the Edison Electric Institute Index used in Cleco's proxy statement relating to its 2000 annual meeting of shareholders: Central and South West Corporation (acquired by American Electric Power Company Inc.); CMP Group, Inc. (acquired by American Electric Power Company Inc.); CMP Group, Inc. (acquired by Energy East Corporation); Eastern Utilities Associates (acquired by National Grid Group plc); Illinova Corp. (acquired by Dynegy Inc.); LG&E Energy Corp. (acquired by Powergen plc); New England Electric System (acquired by National Grid Group plc); SIGCORP, Inc. (acquired by Vectren Corporation); St. Joseph Light & Power Company (acquired by UtiliCorp United, Inc.) and TNP Enterprises, Inc. (acquired by an investor group).
--------

            PROPOSAL NUMBER 2--APPOINTMENT OF INDEPENDENT AUDITORS

   The firm of PricewaterhouseCoopers LLP, or its predecessor, Coopers & Lybrand LLP, independent certified public accountants, has served as auditors of Cleco and its predecessor continuously since 1952. Cleco's board of directors, upon recommendation of the Audit Committee, proposes to continue such firm's services as auditors of Cleco for the year ending December 31, 2001. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the appointment of PricewaterhouseCoopers LLP as auditors of Cleco.

   A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.

   Fees billed by PricewaterhouseCoopers LLP, Cleco's independent accountants, in 2000 were as follows:

  Audit Fees--Audit fees of PricewaterhouseCoopers LLP during 2000 for the audit of Cleco's annual financial statements and the review of those financial statements included in Cleco's quarterly reports on Forms 10-Q are estimated to be $377,000, of which an aggregate amount of $228,000 has been billed to Cleco through December 31, 2000.

  Financial Information Systems Design and Implementation Fees--Aggregate fees billed to Cleco by PricewaterhouseCoopers LLP during 2000 for financial information systems design and implementation services totaled $2,049,000.

  All Other Fees--Aggregate fees billed to Cleco by PricewaterhouseCoopers LLP during 2000 for all other services totaled $548,000.

   The fees paid for financial information systems design and implementation relate to two software projects on which PricewaterhouseCoopers' management consulting services group consulted with Cleco. The other fees relate to traditional accounting services such as tax planning, review of tax returns and a regulatory compliance review. The Audit Committee has considered the compatibility of these non-audit services with maintaining PricewaterhouseCoopers' independence.

   The board of directors has unanimously approved the appointment of PricewaterhouseCoopers LLP as independent auditors and recommends that you vote "FOR" the appointment of PricewaterhouseCoopers LLP as independent auditors.

    PROPOSAL NUMBER 3--APPROVAL OF ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED COMMON
            STOCK AND TO EFFECT A TWO-FOR-ONE SPLIT OF COMMON STOCK

   Cleco's board of directors has unanimously approved Articles of Amendment to Cleco's Amended and Restated Articles of Incorporation in which:

  . the number of authorized shares of common stock would be increased from 50,000,000 shares to 100,000,000 shares;

  . each presently issued share of common stock would be converted into two shares of common stock; and

  . the par value of the common stock would be reduced from $2 per share to $1 per share.

   A copy of the text of the proposed Articles of Amendment is attached as Appendix A to this proxy statement. As of February 26, 2001 there were shares of common stock outstanding, 800,000 shares of common stock reserved for issuance under the 2000 Long-Term Incentive Compensation Plan and 322,000 shares of common stock reserved for issuance under the Employee Stock Purchase Plan.

   The proposed Articles of Amendment to the Amended and Restated Articles of Incorporation would increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 for general corporate purposes, including the proposed two-for-one stock split. If the Articles of Amendment are approved by the shareholders, Cleco's outstanding convertible securities and stock options, and the number of shares reserved for issuance pursuant to employee benefit plans, will be adjusted as appropriate to reflect the stock split. The unissued additional shares of common stock would be available for issuance in the future by the board of directors without further authorization by a vote of shareholders other than as required by applicable law and stock exchange rules.

   If approved by the shareholders, the stock split would be effected by filing the Articles of Amendment with the Secretary of State of the State of Louisiana. This would result in each holder of common stock of record at the close of business on the date of filing receiving one additional share of common stock for each share of common stock held. All certificates outstanding on the date of filing would continue to be valid, and, after the filing of the Articles of Amendment, would represent the same number of shares of common stock as they represented prior to the split. Such shares would be deemed to have a par value of $1 per share, regardless of any statement to the contrary on the face of such certificates. Shareholders should not return their existing certificates to Cleco or its transfer agent. Instead, shareholders should retain their certificates and will receive a new certificate for one additional share for each share held at the close of business on the date of filing. It is expected that new certificates representing the additional shares would be mailed to shareholders shortly after the date of filing.

   Cleco expects that any per share quarterly dividends declared or paid with respect to the common stock after the stock split would be reduced proportionately to give effect to the increased number of shares of common stock outstanding. The proposed stock split would not change the aggregate amounts of Cleco's stated capital or surplus accounts and would not affect the proportionate interest of any common shareholder or the ratio of issued common shares to authorized but unissued common shares. The Articles of Amendment and the stock split would not change the powers, preferences or rights of the common stock. Holders of common stock of Cleco do not and would not have any preemptive rights to subscribe to or purchase any of the authorized shares of common stock. The Articles of Amendment and the stock split would not change the powers, preferences or rights of the $100 Preferred Stock but would dilute the current voting power of the $100 Preferred Stock with respect to any corporate actions upon which the $100 Preferred Stock is entitled to vote, except in instances where the $100 Preferred Stock votes as a single class.

   The board of directors has proposed the Articles of Amendment to Cleco's Amended and Restated Articles of Incorporation and the resulting two-for-one stock split because the board believes that the split would result in a decrease in the market price of the common stock to a level at which the common stock would be more readily tradable and accessible to a broader base of Cleco's investors. A lower per-share price would enable investors to purchase "round lots" of Cleco's common stock for a lower total price than is the case currently. It is expected that, at least initially, the trading price of the common stock would be reduced to approximately one-half the trading price immediately before the split. Shareholders should be aware, however, that brokerage charges and any applicable transfer taxes on sales and transfers of shares would be higher after the stock split on the same relative interest in Cleco because that interest would be represented by a greater number of shares.

   In the opinion of Cleco's tax counsel: (a) the stock split, if implemented, will result in no gain or loss to shareholders for federal income tax purposes,
(b) the basis of the common stock, par value $1 per share, held by a shareholder after the stock split will be equal to the basis of the common stock, par value $2 per share, held before the split and (c) the holding period of the common stock, par value $1 per share, held after the stock split will include the period for which the common stock, par value $2 per share, held before the split was held, provided that the common stock, par value $2 per share, was held as a capital asset at the time of the split.

   Cleco will apply for listing on the New York Stock Exchange and the Pacific Stock Exchange, on which Cleco's common shares are listed, of the additional shares of common stock that would be outstanding after the split.

   Financial statements are not included in this proxy statement, as they are not material to a decision upon the proposed amendment.

   The board of directors recommends a vote "FOR" adoption of the proposed Articles of Amendment to the Amended and Restated Articles of Incorporation. If the Articles of Amendment are adopted, Cleco expects that they would be filed with the Secretary of State of the State of Louisiana on a date shortly after the annual meeting of shareholders and that the stock split would become effective at the close of business on such date.

                                 ANNUAL REPORT

   A shareholder survey card and the enclosed 2000 Annual Report to Shareholders, which contains Cleco's consolidated financial statements for the year ended December 31, 2000, accompany the proxy material being mailed to all shareholders. The shareholder survey card and the 2000 Annual Report to Shareholders are not a part of the proxy solicitation material.

                           PROPOSALS BY SHAREHOLDERS

   Proposals of shareholders that are otherwise eligible and are intended to be presented at the Cleco annual meeting of shareholders in 2002 must be received no later than November 16, 2001, to be included in the proxy material and form of proxy relating to such meeting. Proposals should be addressed to: Cleco Corporation, P.O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Secretary.

   The Bylaws of Cleco contain additional requirements that must be met in order for a matter to be properly brought by a shareholder at any meeting of Cleco shareholders. The Cleco Bylaws provide generally that, if you desire to propose any business at an annual meeting of shareholders, you must provide written notice to Cleco's Secretary setting forth as to each such matter of business:

  . a brief description of the matter and the reasons for conducting it at the meeting;

  . your name and address;

  . the name of all other persons, if any, with whom you are acting in concert;

  . the class and number of Cleco shares you beneficially own;

  . the class and number of Cleco shares beneficially owned by all other persons, if any, with whom you are acting in concert; and

  . any material interest of yours or any person with whom you are acting in concert in the business proposed.

   If you desire to nominate a director or amend Cleco's Amended and Restated Articles of Incorporation or Bylaws, you must give written notice to Cleco's Secretary at least 180 days before the date of the meeting at which you propose that a shareholder vote be held on such matter.

   The notice for nomination of a director must set forth, in addition to certain information regarding the business experience of and your relationship to your nominee:

  . the number of Cleco shares you beneficially own;

  . the names of all other persons, if any, with whom you are acting in concert; and

  . the number of Cleco shares beneficially owned by each such person.

The Nominating Committee will consider nominees for director who are recommended by shareholders in accordance with the above procedures and Cleco's Bylaws.

   The notice for amendment of Cleco's Amended and Restated Articles of Incorporation or Bylaws must be accompanied by:

  . the text of your proposed amendment;

  . evidence, reasonably satisfactory to Cleco's Secretary, of your status as a shareholder and the number of Cleco shares you beneficially own;

  . a list of the names of all other persons, if any, with whom you are acting in concert and the number of Cleco shares beneficially owned by them; and

  . an opinion of counsel, reasonably satisfactory to Cleco's board of directors, to the effect that Cleco's Amended and Restated Articles of Incorporation or Bylaws, as amended, would not conflict with Louisiana law.

   You may obtain a copy of Cleco's Bylaws, in which these procedures are set forth, upon written request to Michael P. Prudhomme, Secretary, Cleco Corporation, 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226.

                                 OTHER MATTERS

   Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments or postponements, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

   All shares of Cleco common stock or Cleco preferred stock that a shareholder owns, no matter how few, should be represented at the annual meeting. The accompanying proxy should therefore be completed, signed, dated and returned as soon as possible.

                                          By Order of Cleco's Board of
                                           Directors,

                                          David M. Eppler
                                          President, Chief Executive Officer
                                           and Director

March 16, 2001

                                                                      APPENDIX A

                             ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                               CLECO CORPORATION

STATE OF LOUISIANA
PARISH OF RAPIDES

   BE IT KNOWN, that on this      day of May, 2001,

   BEFORE ME, the undersigned authority, a Notary Public, duly qualified in and for the aforesaid Parish and State, personally came and appeared David M. Eppler and Michael P. Prudhomme, persons of the full age of majority, who declared unto me, Notary, in the presence of the undersigned competent witness, that they are the President and Chief Executive Officer and Corporate Secretary, respectively, of Cleco Corporation, a Louisiana corporation (the "Corporation"), and that, availing themselves of the provisions of the Louisiana Business Corporation Law, and as adopted by the shareholders at their annual meeting on April 27, 2001 ("Annual Meeting"), that they have executed for filing the hereinbelow Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation, further declaring:

  1. That      shares of Preferred Stock of the par value of $100 per share
     and         shares of common stock of the par value of $2 per share,
     voting together and not separately by class, were represented at the
     Annual Meeting and           of those shares, voting together and not
     separately by class, voted for the amendment to the Amended and Restated
     Articles of Incorporation of the Corporation and        of those shares,
     voting together and not separately by class, voted against the amendment.

  2. That the amendment, within the meaning of La. R.S. 12:31, does not adversely affect the rights of the holders of shares of any class or series of capital stock of the Company.

  3. Each share of existing common stock, of the par of $2 per share, of the Corporation issued and outstanding at the effective time of these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation is hereby reclassified into 2 shares of common stock, of the par value of $1 per share, of the Corporation authorized by these Articles of Amendment to the Amended and Restated Articles of Incorporation. Immediately following the effective time of these Articles of Amendment to the Amended and Restated Articles of Incorporation, the number of authorized shares of common stock, of the par value of $1 per share, of the Corporation shall be 100,000,000 shares.

  4. That the amendment has been effected in conformity with law;

  5. Section 1 of Article 6 of the Amended and Restated Articles of Incorporation of the Corporation is deleted in its entirety and the following is inserted in lieu thereof:

                                   "ARTICLE 6

   "Section 1. The authorized capital stock of the Corporation is hereby fixed at $324,190,000, which shall be divided into and represented by 1,491,900 shares of Preferred Stock of the par value of $100 per share ("$100 Preferred Stock"), 3,000,000 shares of Preferred Stock of the par value of $25 per share ("$25 Preferred Stock") and 100,000,000 shares of Common Stock of the par value of $1 per share ("Common Stock").

   "Upon the effectiveness of the amendments contained in these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation (the "Effective Date"), each share of Common Stock of the Corporation issued at the close of business on the Effective Date shall be reclassified, changed and converted, automatically and without any action on the part of the Corporation or the holders thereof, into two shares of Common Stock without change in the aggregate amount of capital represented by the issued shares. Effective at the close of business on the Effective Date, each certificate representing shares of Common Stock outstanding or held in treasury immediately prior to the close of business on the Effective Date shall continue to represent the same number of shares of Common Stock and as promptly as practicable thereafter, the Corporation shall issue and cause to be delivered to each holder of record of shares of Common Stock at the close of business on the Effective Date an additional certificate or certificates representing one additional share of Common Stock for each share of Common Stock held of record immediately prior to the close of business on the Effective Date. On the Effective Date, all references to Common Stock, par value of $2.00 per share, in the Amended and Restated Articles of Incorporation of the Corporation, as amended, shall be changed to Common Stock, par value of $1.00 per share."

   THUS DONE AND PASSED, in multiple originals, on the day, month and year
herein first above written, in the presence of                      and
                       , competent witnesses of lawful age and domiciled in the state and parish aforesaid, who hereunto sign their names with the said appearers and me, Notary, after reading of the whole.

WITNESSES:

-------------------------------                 -------------------------------
                                                David M. Eppler, President and
                                                 Chief Executive Officer

-------------------------------                 -------------------------------
                                                Michael P. Prudhomme,
                                                Corporate
                                                 Secretary

                        -------------------------------
                                 NOTARY PUBLIC

                                                                      APPENDIX B

                  AUDIT COMMITTEE CHARTER OF CLECO CORPORATION

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

  a. The financial reports and other financial information provided by the Corporation to its shareholders and others;

  b. The Corporation's systems of internal controls regarding finance, accounting, and ethics which management and the Board of Directors have established; and

  c. The Corporation's auditing, accounting, and financial reporting processes.

  The Audit Committee's primary duties and responsibilities are to:

  a. Provide independent review of auditing, accounting and financial reporting processes.

  b. Advise the Board of Directors of needed changes in these processes.

  c. Review and evaluate the activities of both independent public accountants and internal auditors.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment from management and the Corporation. Each member shall be "independent" as defined from time to time by the listing standards of the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE") and by the applicable regulations of the Securities and Exchange Commission (the "SEC"), and shall meet any other applicable independence requirements of the NYSE, the PSE and the SEC.

   Each member shall be (or shall become within a reasonable time after appointment) financially literate, and at least one member shall have accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgment.

   The members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board held each April or until their successors shall be duly elected and qualified. If the full Board does not elect a Chair, then the members of the Committee may designate a chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet with management, the manager of the internal auditing department, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or at least its Chair shall meet by telephone conference with the independent accountants and management quarterly to discuss any significant adjustments or required disclosures prior to the filing of the Form 10-Q.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

  a. Review and recommend to the Board of Directors changes to this Charter periodically, at least annually, as conditions dictate.

  b. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental/regulatory body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

  c. Review the regular internal reports to management prepared by the internal auditing department and any related response from management.

  d. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings.

Independent Accountants

  a. Have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent public accountants. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

  b. Assure that, on an annual basis, the independent accountants submit to the Audit Committee a formal written statement delineating all relationships between the accountants and the Corporation. The Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  c. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

  a. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

  b. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

  c. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

  d. Assure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental/regulatory organizations and the public satisfy legal requirements.

  e. Review activities, organizational structure, and qualifications of the internal audit department.

  f. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

  g. Perform any other activities consistent with the Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

Process Improvement

  a. Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants, and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  b. Following completion of the annual audit, review separately with management, the independent accountants, and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  c. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

  d. Review with the independent accountants, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

P  R  O  X  Y                                                      P  R  O  X  Y


                               CLECO CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 27, 2001

The undersigned hereby appoint(s) Thomas J. Howlin and Michael P. Prudhomme or either of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of capital stock of Cleco Corporation held of record by the undersigned on February 26, 2001, at the annual meeting of shareholders to be held on April 27, 2001, and any adjournment(s) thereof. The following items of business will be considered at the aforesaid annual meeting:

1. To elect three Class I directors:
   01 - Sherian G. Cadoria, 02 - Richard B. Crowell, 03 - David M. Eppler;
2. To appoint PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2001; and
3. To approve Articles of Amendment to the Company's Amended and Restated Articles of Incorporation to increase the amount of authorized common stock and to effect a two-for-one split of the Company's common stock.

Instruction: Unless otherwise specified in the space provided below, this proxy shall authorize the proxies named herein to cumulate all votes which the undersigned is entitled to cast at the annual meeting for, and to allocate such votes among, one or more of the nominees for director listed above as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to the Company's Board of Directors. To specify a different method of cumulative voting, write "Cumulate For" and the number of shares and the name(s) of the nominee(s) in the space provided below.

Please complete, sign, date and mail in the accompanying postpaid envelope unless you vote by telephone or the Internet.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

[X]  Please mark your
     votes as in this
     example

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

This proxy will be voted as directed below on the proposals set forth in the proxy statement for the meeting:

                       FOR              WITHHOLD AUTHORITY
                    all nominees     to vote for all nominees
1. To elect            [_]                    [_]
   three Class I
   directors
   (see reverse)

FOR, except VOTE withheld from the following nominee(s):

________________________________________________________

                                              FOR     AGAINST   ABSTAIN
2. To appoint PricewaterhouseCoopers LLP      [_]       [_]       [_]
   as independent auditors for the year
   ending December 31, 2001.

3. To approve Articles of Amendment to the    [_]       [_]       [_]
   Company's Amended and Restated Articles
   of Incorporation to increase the amount
   of authorized common stock and to effect a two-for-one split of the Company's common stock.

4. To vote upon such other business as may properly come before the annual meeting and any adjournment(s) thereof, in their discretion.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no specific directions are given, your shares will be voted FOR each of the proposals, including FOR the nominees listed on the reverse side hereof. The proxies retain the right to cumulate votes for directors unless the specific number of votes for directors is listed on the reverse side. The individuals designated on the reverse side hereof will vote in their discretion on any other matter that properly may come before the annual meeting and any adjournment(s) thereof. The undersigned hereby revokes all proxies heretofore given in connection with the 2001 annual meeting of shareholders.

Please sign exactly as name appears on the certificate or
certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full tile as such.
If a corporation, please sign full corporation name by president  _______________________________________________________________
or other authorized officer. If a partnership, please sign in
partnership name by authorized person(s).                         ---------------------------------------------------------------
                                                                     SIGNATURE(S)                            DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

You may also vote your shares by telephone or electronically through the Internet. Voting by telephone or via the Internet will eliminate the need to mail voted proxy cards representing your shares. To vote, please follow the steps below:

     . Have your proxy card and social security number available.

     . Be ready to enter the PIN number indicated above just below the perforation.

To vote using the telephone:

     . Use a touch-tone telephone 24 hours a day, 7 days a week.

     . TOLL FREE: U.S. & CANADA     = 1-877-PRX-VOTE (1-877-779-8683)
     . OTHER COUNTRIES              = 1-201-536-8073

To vote using the Internet:

     . Log on to the Internet and go to the website http://www.eproxyvote.com/cnl

Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted at any time until 24 hours before the Annual Meeting.

              YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

                               CLECO CORPORATION

P  R  O  X  Y


                               CLECO CORPORATION

                PROXY SOLICITED ON BEHALF OF THE TRUSTEE OF THE
                 CLECO CORPORATION SAVINGS AND INVESTMENT PLAN
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 27, 2001

The undersigned participant in the Cleco Corporation Savings and Investment Plan hereby appoints UMB Bank, N.A., trustee of the plan (with full power of substitution), as proxy with respect to the number of whole and fractional units representing shares of common and preferred stock allocated to the undersigned's accounts in the plan as of February 26, 2001, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote (and to cumulate votes, if applicable) at the annual meeting of shareholders to be held on April 27, 2001, and any adjournment(s) thereof.

Please complete, sign, date and mail in the accompanying postpaid envelope unless you vote by telephone or the Internet.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

The Board of Directors
recommends a vote
"FOR" Proposals
1, 2 and 3.

This proxy will be voted as directed below on the proposals set forth in the proxy statement for the meeting.

                                          FOR                              WITHHOLD AUTHORITY
                                all nominees listed below                to vote for all nominees
                       (except as marked to the contrary below)               listed below
                                          [_]                                      [_]

1. To elect three Class I directors.

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the box to vote "FOR" all nominees and strike a line through the nominee's name in the list below. Common stock units allocated under the plan may be cast cumulatively for one or more directors. To cumulate votes, place the number or percentage of votes for a director below such director's name on the line provided.)
                       01 Sherian G. Cadoria  02 Richard B. Crowell  03 David M. Eppler.
Number or percentage
of votes, if cumulated:   --------------       --------------         --------------

                                                                               FOR           AGAINST          ABSTAIN
2. To appoint PricewaterhouseCoopers LLP as independent auditors               [_]             [_]              [_]
   for the year ending December 31, 2001.

3. To approve Articles of Amendment to the Company's Amended and Restated      [_]             [_]              [_]
   Articles of Incorporation to increase the amount of authorized common stock and to effect a two-for-one split of the Company's common stock.

4. To vote upon such other business as may properly come before the annual meeting and any adjournment(s) thereof, in its discretion.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned participant. If no specific directions are given, shares subject to this proxy will NOT be voted by the trustee. The trustee retains the right to cumulate votes for directors unless the specific number of votes for directors is listed under the director's name. The trustee will vote, in its discretion, on any other matter that properly may come before the meeting and any adjournment(s) thereof.

The undersigned hereby revokes all proxies heretofore given in connection with the 2001 annual meeting of shareholders with respect to common stock or preferred stock allocated to the undersigned.

Please sign exactly as your name appears in the               ----------------------------------------------------------------------
plan's records, as shown on the label above.                    SIGNATURE OF PARTICIPANT           DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                                                   VOTE BY TELEPHONE OR INTERNET

                                                     QUICK    EASY    IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER located in the box in the lower right of this form.

____________________________________________________________________________________________________________________________________
OPTION A: To vote as the Board of Directors recommends on ALL proposals: Press 1
____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
OPTION B: If you choose to vote on each item separately, press 0. You will hear these instructions:
____________________________________________________________________________________________________________________________________

Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.
When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/cleco

                                   IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY CARD
                                                       THANK YOU FOR VOTING
                                                                             ----------------------------------
Call   Toll Free   On a Touch Tone Telephone
        1-877-482-6138 - ANYTIME                                              ----------------------------------
  There is NO CHARGE to you for this call                                              CONTROL NUMBER
                                                                                for Telephone/Internet Voting